EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333‑167175, 333-196464, 333-210182, 333-224120, 333-233571, 333-259266, and 333-266833), Form S-3 (Nos. 333-248201, 333-258981, and 333-265209), and Form S-1 (No. 333-228212 and 333-269363) of our report dated March 30, 2023 included in this Annual Report on Form 10-K of Tenax Therapeutics, Inc. and Subsidiaries (the “Company”), relating to the consolidated balance sheets of the Company as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows, and the related notes (which report expresses an unqualified opinion and contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern) for each of the years in the two-year period ended December 31, 2022.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina

March 30, 2023